Q3 2023 Earnings Presentation November 2, 2023 Exhibit 99.2

This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Private Securities Litigation Reform Act of 1995 Safe Harbor for Forward-Looking Statements 2

3 ACI Delivers Mission-Critical Payment Solutions ACI Worldwide is a global leader in mission-critical, real-time payments software.

Q3 2023 Highlights 4 Balance SheetSegment ResultsConsolidated Results

Financial Guidance 5 2023 Guidance Range Implied Growth RateHighLow 2022 ProformaFX ImpactDeduct COB*2022 Actual 4-6%1,466 1,436 1,385 (5)(32)1,422 Revenue 6-10%395 380 359 -(14)373 Adjusted EBITDA $'s in millions Foreign currency rates as of 12/31/22 * Proforma for the sale of the Corporate Online Banking business on September 1, 2022

Supplemental Financial Data 6 Nine Months Ended September 30,Three Months Ended September 30, 2022202320222023Recurring Revenue (millions) $ 597.1$ 626.0$ 195.5$ 211.4SaaS and PaaS fees 151.1153.449.251.9Maintenance fees $ 748.2$ 779.4$ 244.7$ 263.3Recurring Revenue TTM Ended September 30,Three Months Ended September 30, 2022202320222023Annual Recurring Revenue (ARR) Bookings (millions) $ 93.0$ 84.9$ 30.3$ 20.5ARR Bookings

Supplemental Financial Data 7 Nine Months Ended September 30,Three Months Ended September 30, 2022202320222023Adjusted EBITDA (millions) $ 51.9$ (1.1)$ 23.1$ 37.9Net income (loss) Plus: 21.7(5.4)10.68.7Income tax expense (benefit) 27.848.211.316.4Net interest expense (45.8)6.4(41.4)(1.1)Net other income (expense) 17.118.76.05.6Depreciation expense 78.874.726.124.8Amortization expense 21.917.57.16.8Non-cash stock-based compensation expense $ 173.4$ 159.0$ 42.8$ 99.1Adjusted EBITDA before significant transaction-related expenses Significant transaction-related expenses: —19.7—3.8Cost reduction strategies 3.42.61.70.4European datacenter migration 2.64.41.20.1Other $ 179.4$ 185.7$ 45.7$ 103.4Adjusted EBITDA Revenue, net of interchange $ 970.1$ 976.0$ 306.6$ 363.0Revenue 295.4315.098.4102.7Interchange $ 674.7$ 661.0$ 208.2$ 260.3Revenue, net of interchange 27%28%22%40 %Net Adjusted EBITDA Margin

Supplemental Financial Data

Segment Information (millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Revenue				
Banks	$ 155.7	$ 117.5	$ 361.2	$ 391.6
Merchants	36.3	35.6	107.6	113.1
Billers	171.0	153.5	507.2	465.4
Total Revenue	**$ 363.0**	**$ 306.6**	**$ 976.0**	**$ 970.1**
Recurring Revenue				
Banks	$ 58.2	$ 57.3	$ 171.2	$ 179.3
Merchants	34.1	33.8	101.0	103.5
Billers	171.0	153.6	507.2	465.4
Total	**$ 263.3**	**$ 244.7**	**$ 779.4**	**$ 748.2**
Segment Adjusted EBITDA				
Banks	$ 91.0	$ 49.8	$ 167.3	$ 184.7
Merchants	$ 10.3	$ 9.8	$ 26.8	$ 32.2
Billers	$ 39.2	$ 26.3	$ 100.1	$ 81.0

ACI Worldwide®

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Supplemental Financial Data 9 Three Months Ended September 30, EPS Impact of Non-cash and Significant Transaction-related Items (millions) 20222023 $ in Millions (Net of Tax)EPS Impact $ in Millions (Net of Tax)EPS Impact $ 23.1$ 0.20$ 37.9$ 0.35GAAP net income (loss) Adjusted for: (29.2)(0.26)——Gain on divestiture 2.20.023.30.03Significant transaction-related expenses 6.70.066.40.06Amortization of acquisition-related intangibles 4.50.043.80.03Amortization of acquisition-related software 5.40.055.20.05Non-cash stock-based compensation (10.4)(0.09)18.70.17Total adjustments $ 12.7$ 0.11$ 56.6$ 0.52 Diluted EPS adjusted for non-cash and significant transaction- related items Nine Months Ended September 30, 20222023 $ in Millions (Net of Tax)EPS Impact $ in Millions (Net of Tax)EPS Impact $ 51.9$ 0.45$ (1.1)$ (0.01)GAAP net income (loss) Adjusted for: (29.2)(0.25)——Gain on divestiture 4.70.0420.40.19Significant transaction-related expenses 20.60.1819.30.18Amortization of acquisition-related intangibles 14.10.1212.00.11Amortization of acquisition-related software 16.60.1413.30.12Non-cash stock-based compensation 26.80.2365.00.60Total adjustments $ 78.7$ 0.68$ 63.9$ 0.59 Diluted EPS adjusted for non-cash and significant transaction- related items

• • • • • Non-GAAP Financial Measures 10

Forward Looking Statements 11

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